                                EXHIBIT 3b


                      AMENDED AND RESTATED BYLAWS OF
                      PIKEVILLE NATIONAL CORPORATION

                                   INDEX

                                    TO

                        AMENDED AND RESTATED BYLAWS

                                    OF

                      PIKEVILLE NATIONAL CORPORATION



                                 ARTICLE I

                                  OFFICES

1.1  Principal Office     . .  . .  . .  . .  . .  . .  . . 1
1.2  Registered Office    . .  . .  . .  . .  . .  . .  . . 1
1.3  Records At Principal Office .  . .  . .  . .  . .  . . 1

                                ARTICLE II

                               SHAREHOLDERS

2.1  Annual Meetings      . .  . .  . .  . .  . .  . .  . . 1
2.2  Special Meetings     . .  . .  . .  . .  . .  . .  . . 1
2.3  Place of Special Meetings . .  . .  . .  . .  . .  . . 2
2.4  Notice of Annual or Special Meetings. .  . .  . .  . . 2
2.5  Form of Notice  . .  . .  . .  . .  . .  . .  . .  . . 2
2.6  Waiver of Notice     . .  . .  . .  . .  . .  . .  . . 3
2.7  Closing Transfer Books and Fixing of a Record Date . . 3
2.8  Voting Record.  . .  . .  . .  . .  . .  . .  . .  . . 3
2.9  Quorum and Voting Requirements . .  . .  . .  . .  . . 4
2.10 Proxies .  . .  . .  . .  . .  . .  . .  . .  . .  . . 4
2.11 Voting of Shares. .  . .  . .  . .  . .  . .  . .  . . 4
2.12 Voting of Shares by Certain Holders . .  . .  . .  . . 5
2.13 Cumulative Voting For Directors. .  . .  . .  . .  . . 7
2.14 Action by Written Consent . .  . .  . .  . .  . .  . . 7

                                ARTICLE III

                                 DIRECTORS

3.1  General Powers  . .  . .  . .  . .  . .  . .  . .  . . 7
3.2  Number, Tenure and Qualifications.  . .  . .  . .  . . 7

3.3  Removal and Resignations  . .  . .  . .  . .  . .  . . 8
3.4  Regular Meetings. .  . .  . .  . .  . .  . .  . .  . . 8
3.5  Special Meetings. .  . .  . .  . .  . .  . .  . .  . . 8
3.6  Manner of Conducting Board Meetings . .  . .  . .  . . 8
3.7  Notice; Waiver of Notice  . .  . .  . .  . .  . .  . . 8
3.8  Quorum. .  . .  . .  . .  . .  . .  . .  . .  . .  . . 9
3.9  Voting     . .  . .  . .  . .  . .  . .  . .  . .  . . 9
3.10 Vacancies  . .  . .  . .  . .  . .  . .  . .  . .  . . 9
3.11 Compensation .  . .  . .  . .  . .  . .  . .  . .  . . 10
3.12 Action by Written Consent . .  . .  . .  . .  . .  . . 10
3.13 Chairman and Vice-Chairman of the Board  . .  . .  . . 10

                                ARTICLE IV

                                 OFFICERS

4.1  Officers; Duties. .  . .  . .  . .  . .  . .  . .  . . 10
4.2  Election and Term of Office .  . .  . .  . .  . .  . . 11
4.3  Removal and Resignations  . .  . .  . .  . .  . .  . . 11
4.4  President  . .  . .  . .  . .  . .  . .  . .  . .  . . 11
4.5  Vice-President  . .  . .  . .  . .  . .  . .  . .  . . 11
4.6  Treasurer  . .  . .  . .  . .  . .  . .  . .  . .  . . 12
4.7  Secretary  . .  . .  . .  . .  . .  . .  . .  . .  . . 12
4.8  Assistant Treasurers and Assistant Secretaries. .  . . 12
4.9  Compensation .  . .  . .  . .  . .  . .  . .  . .  . . 12

                                 ARTICLE V

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1  Contracts  . .  . .  . .  . .  . .  . .  . .  . .  . . 13
5.2  Corporate Loans . .  . .  . .  . .  . .  . .  . .  . . 13
5.3  Checks, Drafts, Etc. . .  . .  . .  . .  . .  . .  . . 13
5.4  Deposits.  . .  . .  . .  . .  . .  . .  . .  . .  . . 13

                                ARTICLE VI

                CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  Certificate for Shares .  . .  . .  . .  . .  . .  . . 13
6.2  Transfer of Shares on Corporation's Books. .  . .  . . 13

                                ARTICLE VII

                      EXECUTIVE AND OTHER COMMITTEES

7.1  Executive Committee  . .  . .  . .  . .  . .  . .  . . 14
7.2  Other Committees. .  . .  . .  . .  . .  . .  . .  . . 15

                               ARTICLE VIII

                             EMERGENCY BYLAWS

8.1  Adoption of Emergency Bylaws.  . .  . .  . .  . .  . . 16
8.2  Provisions of Emergency Bylaws . .  . .  . .  . .  . . 16
8.3  Changes in Emergency Bylaws .  . .  . .  . .  . .  . . 17

                                ARTICLE IX

                               MISCELLANEOUS

9.1  Amendments . .  . .  . .  . .  . .  . .  . .  . .  . . 17
9.2  Fiscal Year. .  . .  . .  . .  . .  . .  . .  . .  . . 17
9.3  Distributions.  . .  . .  . .  . .  . .  . .  . .  . . 17
9.4  Seal  . .  . .  . .  . .  . .  . .  . .  . .  . .  . . 18
9.5  Waiver of Notice. .  . .  . .  . .  . .  . .  . .  . . 18
9.6  Inspection of Corporate Records by Shareholders .  . . 18
9.7  Financial Statements for Shareholders;
       Report on Indemnification .  . .  . .  . .  . .  . . 19
9.8  Construction .  . .  . .  . .  . .  . .  . .  . .  . . 19
9.9  Severability of Provisions. .  . .  . .  . .  . .  . . 19

                           AMENDED AND RESTATED

                                  BYLAWS

                                    OF

                      PIKEVILLE NATIONAL CORPORATION


                                 ARTICLE I

                                  OFFICES

     1.1 PRINCIPAL OFFICE. The principal office of the Corporation in the Commonwealth of Kentucky shall be located at 208 North Mayo Trail, Pikeville, Kentucky 41501. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

     1.2 REGISTERED OFFICE. The registered office of the Corporation may be, but need not be, identical with its principal office in the Commonwealth of Kentucky. The address of the registered office may be changed from time to time by the Board of Directors.

     1.3 RECORDS AT PRINCIPAL OFFICE. The Corporation shall maintain at its principal office copies of the records described in Section 9.6 hereof.

                                ARTICLE II

                               SHAREHOLDERS

     2.1 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at such time and place, and on such date, as the Corporation's Board of Directors may designate. The purpose of such meetings shall be the election of directors and such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

     2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Corporation's Board of Directors, or by the holders of not less than one-third (33-1/3%) of all the outstanding shares of the Corporation entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided such shareholders sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Unless otherwise fixed herein, the record date for determining shareholders entitled to demand a special meeting shall be the date the demand is first signed by a shareholder.

     2.3 PLACE OF SPECIAL MEETINGS. The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may include a designation of any place, either within or without the

Commonwealth of Kentucky, as the place for the holding of such meeting. If no designation is properly made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Corporation in the Commonwealth of Kentucky.

     2.4 NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written or printed notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     2.5 FORM OF NOTICE. Notice under these Bylaws shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated (a) in person; (b) by telephone, telegraph, teletype, telephonic facsimile transmission or other form of wire or wireless communication; or
(c) by mail or local private courier service or by a nationally recognized overnight courier service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. Written notice by the Corporation to its shareholders if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual report. Except as otherwise provided in this Section 2.5, written notice, if in a comprehensible form, shall be effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice shall be effective when communicated if communicated in a comprehensible manner. If the Kentucky Business Corporation Act prescribes notice requirements for particular circumstances, those requirements shall govern.

     2.6 WAIVER OF NOTICE. A shareholder may waive any notice required by the Corporation's Articles of Incorporation, these Bylaws, or the Kentucky Business Corporation Act before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting shall waive objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting shall be deemed a waiver of any objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.7 CLOSING TRANSFER BOOKS AND FIXING OF A RECORD DATE. The Board of Directors of the Corporation may close its stock transfer books as of a date (and continuing for a period) not exceeding seventy (70) days immediately prior to the date of any meeting of shareholders, the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective, and such date of the closing of the stock transfer books of the Corporation shall be the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise any rights in respect of any exchange or reclassification of shares; and the shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be.

If the transfer books are not closed and no record date is fixed by the Board of Directors, the day before the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a determination of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     2.8 VOTING RECORD. After fixing a record date for a meeting, the Corporation shall make a complete list of the shareholders entitled to notice of a meeting of shareholders, arranged in alphabetical order by voting group, with the address of, and the number of shares held by, each shareholder.
Such list shall be available for inspection by any shareholder at the Corporation's principal office beginning five (5) business days before the meeting for which the list was prepared. Such list shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole course of the meeting. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of Section 9.6 hereof, to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at the meeting.

     2.9 QUORUM AND VOTING REQUIREMENTS. A majority of the outstanding shares of the Corporation entitled to vote on a particular matter, or a majority of the shares entitled to vote as a separate voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these Bylaws.
 The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.10 PROXIES. At all meetings of shareholders, the shareholders may vote their shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's duly authorized attorney-in-fact. An appointment of a proxy shall be effective when the appointment form is received by the Secretary, or other officer or agent authorized to tabulate votes. An appointment shall be valid for eleven (11) months unless a longer, or shorter, period is expressly provided in the appointment form. An appointment of proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The revocation of an appointment of proxy shall not be effective until the Secretary or such other officer or agent authorized to tabulate votes has received written notice thereof. All proxies shall be filed with the Secretary or the person authorized to tabulate votes before or at the time of the meeting.

     2.11 VOTING OF SHARES. Subject to the provisions of Section 2.13 hereof, each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting rights, if any, of classes of shares other than voting common stock shall be as set forth in the Corporation's Articles of Incorporation or by appropriate legal action of the Board of Directors.

     2.12  VOTING OF SHARES BY CERTAIN HOLDERS.

          (a) Shares standing in the name of another corporation (domestic or foreign) may be voted by that corporation's president or by proxy appointed by him or by such other officer, agent or proxy as the board of directors of such other corporation may determine.

          (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (d) Where shares are held jointly by two or more co-owners or fiduciaries, if only one such co-owner or fiduciary votes, his act shall be presumed by the Corporation to be the vote of such co-owners or fiduciaries, if such co-owner or fiduciary appears to be voting on behalf of all the co-owners or fiduciaries. Where shares are held jointly by three (3) or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

          (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

          (f) The Corporation shall be entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          (g) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. For purposes of this Section 2.12, a telegram or telephonic facsimile transmission appearing to have been transmitted by the proper person, or a photocopy or equivalent reproduction of a writing appointing a proxy may be accepted by the Corporation if acting in good faith, as a sufficient, signed appointment form.

          (h) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, shall nevertheless be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

               (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

               (ii) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (iv) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

               (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

          (i) The Corporation and its officers or agents who accept or reject a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards of this Section 2.12 shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection. Any action of the corporation or its officers or agents based upon the acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section 2.12 is valid unless a court of competent jurisdiction determines otherwise.

     2.13 CUMULATIVE VOTING FOR DIRECTORS. At each election for directors, each shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he or she shall be entitled to vote under the Corporation's Articles of Incorporation, multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. Directors shall not be elected in any other manner.

     2.14 ACTION BY WRITTEN CONSENT. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                ARTICLE III

                                 DIRECTORS

     3.1 GENERAL POWERS. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, subject to any limitation set forth herein.

     3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be eighteen (18) and may be increased or decreased by either a resolution of (i) the Board of Directors, or (ii) the shareholders, provided, that any increase or decrease of the number of directors greater than thirty percent (30%) of the number of directors last approved by the shareholders shall require shareholder approval and provided further that no decrease shall have the effect of shortening the term of any incumbent director. Each director (unless removed as provided herein) shall hold office for the term for which he is elected or until his successor shall have been elected and qualified, whichever period is longer. The directors need not be residents of the Commonwealth of Kentucky, nor need they hold any shares of the capital stock of the Corporation. The Board of Directors shall have authority to amend the Bylaws to prescribe other qualifications for directors.

     3.3 REMOVAL AND RESIGNATIONS. At a meeting of shareholders called expressly (in whole or in part) for that purpose, any director or the entire Board of Directors may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. No one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the Corporation's Board of Directors (or its Chairman), President or Secretary, and unless otherwise specified therein, such resignation shall be effective upon the delivery of such notice.

     3.4 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held quarterly, on the fourth Tuesday of January, April, July and October. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

     3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman or the President. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

     3.6 MANNER OF CONDUCTING BOARD MEETINGS. The Board of Directors of the Corporation may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

     3.7 NOTICE; WAIVER OF NOTICE. Notice of the date, time and place of any special meeting shall be given at least two (2) days prior thereto. The notice provisions of Section 2.5 hereof shall be applicable to notices given to directors. Regular meetings may be held without notice.

          Any director may waive notice of any meeting. The attendance of a director at, or participation in, any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting (at the beginning of the meeting) to the transaction of any business because the meeting is not lawfully called or convened.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.8 QUORUM. A majority of the number of directors fixed by, or determined in accordance with, Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     3.9 VOTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

     A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors where action is taken shall be deemed to have assented to the action taken unless:

     (a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

     (b) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

     (c) He delivers written notice of his dissent or abstention for the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action.

     3.10 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacancy was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     3.11 COMPENSATION. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, a stated stipend as director or a fixed sum for attendance at each meeting of the Board of Directors, or both, and any other benefits as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.12 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a Board meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records reflecting the action taken. Action taken under this Section 3.12 shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

     3.13 CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him or her by the Board of Directors.

                                ARTICLE IV

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                                 OFFICERS

     4.1 OFFICERS; DUTIES. The Corporation shall have the officers described in these Bylaws or appointed by the Board of Directors in accordance with these Bylaws. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board. The same individual may simultaneously hold more than one office in the Corporation.
Section 4.7 hereof delegates to the Secretary, if such office be created and filled, the required responsibility of preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation.
 If such office shall not be created and filled, then the Board of Directors shall delegate to one of the officers of the Corporation such responsibility.

          Each officer of the Corporation shall have the respective authority and shall perform the duties set forth in these Bylaws for such officer's respective office or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

     4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first and, thereafter at each, annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     4.3 REMOVAL AND RESIGNATIONS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 PRESIDENT. The President shall be the chief executive officer of the Corporation. If no chairman has been appointed or, in the absence of the chairman (and vice-chairman if one has been appointed), he shall preside at all meetings of the shareholders and of the Board of Directors. He may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting, shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, might have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

     4.5 VICE-PRESIDENT. In the absence of the President, or in the event of his death, inability or refusal to act, the Vice-President (if any has been elected) (or, in the event there is more than one Vice-President, the Vice-President in order designated at the time of their election, or in the absence of any designation, then, in the order of their election), shall perform the duties of the President and when so acting, shall have all powers of and be subject to all the restrictions upon the President. The Vice-President shall also perform such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

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

     4.6 TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of ARTICLE V of these Bylaws; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.7 SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records (and thus responsible for authenticating records of the Corporation) and of the seal, if any, of the Corporation; (d) keep a register of the Post Office address of each shareholder; (e) sign with the President or Vice-President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

     4.8  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

          (a) The Assistant Treasurer, if that office be created and filled, shall, if required by the Board of Directors, give bond for the faithful discharge of his duty in such sum and with such surety as the Board of Directors shall determine.

          (b) The Assistant Secretary, if that office be created and filled, and if authorized by the Board of Directors, may sign, with the President or Vice-President, certificates for shares of the Corporation.

          (c) The Assistant Treasurers and Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

     4.9 COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                 ARTICLE V

                         CONTRACTS, LOANS, CHECKS
                               AND DEPOSITS

     5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     5.2 CORPORATE LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

     5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may select.

                                ARTICLE VI

                        CERTIFICATES FOR SHARES AND
                              THEIR TRANSFER

     6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the Common-wealth of Kentucky. Such certificates shall be signed (either manually or in facsimile) by the President or a Vice-President and by the Secretary or an assistant secretary, and may bear the seal of the Corporation, or a facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     6.2 TRANSFER OF SHARES OR CORPORATION'S BOOKS. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                ARTICLE VII

                      EXECUTIVE AND OTHER COMMITTEES

     7.1 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee which will serve at the pleasure of the Board.

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

          (a) AUTHORITY. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Corporation's Articles of Incorporation, amending, adopting or repealing the Bylaws of the Corporation, authorizing distributions, approving or proposing to shareholders action that the Kentucky Business Corporation Act requires to be approved by shareholders, filling vacancies on the Board of Directors or on any of its committees, approving a plan of merger not requiring shareholder approval, authorizing or approving a reacquisition of shares (except according to a formula or method provided by the Board of Directors), or authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors.

          (b) TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular meeting of the Board of Directors following his designa-tion and until his successor is designated as a member of the Executive Committee and is qualified.

          (c) MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by the Chairman of the Committee upon not fewer than two (2) days' notice, stating the place, date and hour of the meeting. The notice provisions of Section 2.5 hereof shall govern notice to members of the Executive Committee. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

          (d) QUORUM AND VOTING. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Action of the Executive Committee must be authorized by an affirmative vote of a majority of the members present at a meeting at which a quorum is present. A member who is present at a meeting of the Executive Committee when corporate action is taken shall be deemed to have assented to the action taken unless: (a) such member objects at the beginning of the meeting, or promptly upon such member's arrival, to holding it or transacting business at the meeting, (b) such member's dissent or abstention from the action taken is entered in the minutes of the meeting, (c) or such member delivers written notice of the member's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

          (e) ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

          (f) VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

          (g) RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     7.2 OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members such other committees as from time to time it may consider necessary or appropriate to conduct the affairs of the Corporation. Each such committee shall have such power and authority as the Board of Directors may, from time to time, legally establish for it. The tenure and qualifications of the members of each committee; the time, place and organization of such committee's meetings; the notice required to call any such meeting; the number of members of each such committee that shall constitute a quorum; the affirmative vote of the committee members required to effectively to take action at any meeting at which a quorum is present; the action that any such committee can take without a meeting; and the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board of Directors relative to such matters, subject to the provisions of the Kentucky Business Corporation Act.

                               ARTICLE VIII

                             EMERGENCY BYLAWS

     8.1 ADOPTION OF EMERGENCY BYLAWS. The Emergency ByLaws provided in this ARTICLE VIII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any natural or other catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors, or a standing committee thereof, cannot readily be convened for action, notwithstanding any different provision in the other Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Kentucky Business Corporation Act.
 To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the other Articles hereof shall remain in effect during such emergency and upon its termination, the Emergency Bylaws shall cease to be operative.

     8.2  PROVISIONS OF EMERGENCY BYLAWS.

          (a) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

          (b) The director or directors in attendance at the meeting shall constitute a quorum.

          (c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency, any or all officers or agents of the Corporation shall, for any reason, be rendered incapable of discharging their duties.

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

          (d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative head offices or regional offices, or authorize the officers to do so.

          (e) No officer, director or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation, even though not authorized by the Bylaws then in effect.

     8.3 CHANGES IN EMERGENCY BYLAWS. The Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                ARTICLE IX

                               MISCELLANEOUS

     9.1 AMENDMENTS. The Board of Directors shall have the power and authority to alter, amend or repeal these Bylaws at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Kentucky law to change or repeal these Bylaws.

     9.2 FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

     9.3 DISTRIBUTIONS. The Board of Directors may, from time to time, authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     9.4 SEAL. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word "SEAL".

     9.5 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these Bylaws, or under the provisions of the Corporation's Articles of Incorporation, or under the provisions of the corporation laws of the Commonwealth of Kentucky, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     9.6 INSPECTION OF CORPORATE RECORDS BY SHAREHOLDERS. (A) Any shareholder of the Corporation shall be entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation if such shareholder gives the Corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy:

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

     (1) The Corporation's Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

     (2) The Corporation's Bylaws or Restated Bylaws and all amendments to them currently in effect;

     (3) Resolutions adopted by the Corporation's Board of Directors creating one or more classes or series of shares, affixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

     (4) The minutes of all shareholders' meetings of the Corporation, and records of all action taken by shareholders without a meeting, for the past three years;

     (5) All written communications to shareholders generally within the past three years, including any financial statements furnished for the past three years to shareholders as described in Section 9.7 herein;

     (6) A list of the names and business addresses of the Corporation's current directors and officers; and

     (7) The Corporation's most recent annual report delivered to the Secretary of State under Kentucky Revised Statutes Section 271B.16-220.

     (B) Any shareholder of the Corporation, provided that (a) such shareholder's demand is made in good faith and for a proper purpose, (b) such shareholder describes with reasonable particularity his purpose in the records he desires to inspect, and (c) the records sought to be inspected are directly connected with the shareholder's purpose, shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation, provided the shareholder gives the Corporation written notice of his demand at least five (5) business days before the day on which he wishes to inspect and copy:

     (1) Excerpts from minutes of any meeting of the Board of Directors, records of any action of any committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 9.6(A) of these Bylaws;

     (2)  Accounting records of the corporation; and

     (3)  The record of shareholders.

     9.7 FINANCIAL STATEMENTS FOR SHAREHOLDERS; REPORT ON INDEMNIFICATION. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations. If the Corporation indemnifies or advances expenses to a director pursuant to Kentucky Revised Statutes Sections 271B.8-510 to 271B.8-540 in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to its shareholders with or before the notice of the next shareholders' meeting.

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

     9.8 CONSTRUCTION. Unless the context specifically requires otherwise, any reference in these Bylaws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.

     9.9 SEVERABILITY OF PROVISIONS. If any provision of these Bylaws or its application to any person or circumstance is held invalid or unenforceable by a court of competent jurisdiction, the remainder of these Bylaws, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, then to this extent the provisions of these Bylaws are severable.

                                   The above Amended and Restated
                              Bylaws of this Corporation were
                         adopted by the
                                   Board on ____________________.



                                   ______________________________
                                             Secretary


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